                                                                  EXHIBIT 10.14

ANY DISPUTE OR CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND THE SOUTH CAROLINA UNIFORM ARBITRATION ACT.


                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         WHEREAS, Resource Bancshares Mortgage Group, Inc. (the "Corporation") desires to adopt and establish, effective as of January 1, 1998, a non-qualified unfunded supplemental executive retirement plan to be known as the Resource Bancshares Mortgage Group, Inc. Supplemental Executive Retirement Plan" for the purpose of providing certain benefits for eligible employees, all as more specifically provided for herein below;

         NOW THEREFORE, the Corporation does hereby adopt and establish effective as of January 1, 1998, the "Resource Bancshares Mortgage Group, Inc. Supplemental Executive Retirement Plan" consisting of the terms and provisions set forth in Articles I through VIII, inclusive, as follows:


                                   ARTICLE I

                                NAME AND PURPOSE

         Section 1.1 Name. The plan, as defined below, shall be known as the Resource Bancshares Mortgage Group, Inc. Supplemental Executive Retirement Plan."

         Section 1.2 Purpose. The purpose of the plan is to provide Eligible Employees, as defined below, of the Participating Employers, as defined below, who become Participants, as defined below, in this Plan with certain retirement benefits in accordance with the provisions of the Plan.

                                  ARTICLE II

                 CONSTRUCTION, DEFINITIONS AND APPLICABLE LAW

         Section 2.1     Construction and Definitions.

         (a) Construction. Article, section and paragraph headings have been inserted for convenience of reference only in the Plan and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.

         (b) Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

               (1)       Affiliated Corporation means

               (A) any corporation more than fifty percent (50%) of whose outstanding voting capital stock is owned by Resource Bancshares Mortgage Group, Inc.;

               (B) any corporation at least eighty percent (80%) of whose outstanding voting capital stock and at least eighty percent (80%) of each class of whose outstanding non-voting capital stock is owned by a corporation more than fifty percent (50%) of whose outstanding voting capital stock is owned by Resource Bancshares Mortgage Group, Inc.; or

               (C) any corporation at least eighty percent (80%) of whose outstanding voting capital stock and at least eighty percent (80%) of each class of whose outstanding non-voting capital stock is owned by a corporation described in subparagraph (B) above.

               (2) Beneficiary means the Participant's spouse as of the date benefits become payable under this Plan.

               (3) Benefit Commencement Date means, with respect to a Participant who becomes eligible for Normal Retirement, Early Retirement or retirement pursuant to Section 4.4 the first day of the calendar quarter (January 1, April 1, July 1, and October 1) following the day in which such Participant becomes eligible for Normal Retirement, Early Retirement or retirement pursuant to Section 4.4.

               (4)       Claim means a claim for benefits under the Plan.

               (5)       Claimant means a person making a Claim.

               (6) Code means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the valid Treasury regulations thereunder.

               (7) Corporation means Resource Bancshares Mortgage Group, Inc., a Delaware corporation.

               (8) Creditable Service means, with respect to a Participant as of any date, such Participant's "Benefit Accrual Service" as of such date determined in accordance with the provisions of the Retirement Plan.

               (9) Early Commencement Adjustment Factor means, with respect to a Participant eligible to receive Early Retirement Benefits, one less one-third of one percent (0.33%) for each month that the Participant's Benefit Commencement Date precedes the first day of the month coincident or immediately preceding the date upon which the Participant reaches Normal Retirement Age.

               (10) Early Retirement means, with respect to a Participant, such Participant's (1) having attained age fifty-five (55); (2) having completed at least ten years of Creditable Service; (3) having separated from Service; and (4) having elected to receive the Early Retirement Benefit.

               (11) Early Retirement Benefit means, with respect to a Participant eligible for Early Retirement, the difference between (1) the product of 60% of Final Average Pay



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

multiplied by the Early Commencement Adjustment Factor, minus (2) the sum of
(a) Other Retirement Benefits, and (b) the Primary Insurance Benefit.

               (12) Earnings means, with respect to a Participant, as of any date, such Participants annual base salary of the Employee as shown by the personnel records of the Participating Employers plus cash bonuses (with the includible cash bonuses limited to $100,000) received by the Participant during the applicable calendar year.

               (13) Effective Date means, with respect to the Plan, January 1, 1998.

               (14) Eligible Employee means an Employee who is on the executive committee of the Corporation or who has been designated as eligible to become a Participant in the Plan pursuant to Section 3.1.

               (15) Employee means a person employed by any of the Participating Employers.

               (16) Final Average Pay means, with respect to a Participant as of any date, the highest amount obtainable by averaging the Earnings of a Participant in any five calendar years out of the last ten calendar years preceding the date of Retirement or termination of employment. In the case of a Participant without five complete calendar years of Earnings, Final Average Pay means, with respect to a Participant as of any date, the amount equal to twelve times the Average Monthly Earnings. For purposes of this section, Average Monthly Earnings means the quotient obtained by dividing (1) the sum of (a) Earnings for each consecutive full calendar year for which the Participant has been employed with a Participating Employer; (b) the product of Earnings for the calendar year preceding the calendar years described in (a) above multiplied by a fraction of which the numerator is the number of complete consecutive months (ending on December 31st) for which the Participant has been employed with a Participating Employer during such calendar year and the denominator is twelve (12); and (c) the product of Earnings for the calendar year succeeding the calendar years described in (a) above multiplied by a fraction of which the numerator is the number of complete consecutive months (beginning on January 1st and ending on the date of Retirement of termination of employment) for which the Participant has been employed with a Participant Employer during such calendar year and the denominator is twelve (12); by (2) the number of complete consecutive months of employment to which such Earnings are attributable (i.e., twelve for each year described in (a) above plus the numerator of the fractions described in (b) and
(c) above).

               (17) Management Compensation Committee means the Compensation Committee of the Board of Directors of the Company if no such Committee exists or is otherwise established then the Board of Directors of the Company shall be deemed to be the Management Compensation Committee.

               (18) Normal Retirement means, with respect to a Participant, such Participant's (1) having attained Normal Retirement Age; (2) having completed at least ten years of Creditable Service; (3) having separated from Service; and (4) having elected to receive the Normal Retirement Benefit.

               (19) Normal Retirement Age means, with respect to a Participant, the attainment of age sixty-two (62).

               (20) Normal Retirement Benefit means, with respect to a Participant eligible for Normal Retirement, 60% of Final Average Pay less the sum of (1) Other Retirement Benefits, and (2) the Primary Insurance Benefit.

               (21) Other Retirement Benefits means, with respect to a Participant, the benefit payable by the Retirement Plan to such Participant expressed as an annual benefit payable as of the Benefit Commencement Date as a Qualified Joint and Survivor Annuity plus, with respect to a Participant, the benefit payable by the Pension Restoration Plan to such Participant expressed as an annual benefit payable as of the Benefit Commencement Date as a Qualified Joint and Survivor Annuity (whether or not the Participant elects to receive such benefits at Normal Retirement, Early Retirement or retirement pursuant to Section 4.4). The determination of the value of the joint and survivor annuities shall be based on the actuarial equivalence factors as defined in the Retirement Plan.

               (22) Participant means an Eligible Employee who has been designated a participant in the Plan as provided in Section 3.2 of the Plan.

               (23) Participating Employers means Resource Bancshares Mortgage Group, Inc. and those Affiliated Corporations of Resource Bancshares Mortgage Group, Inc. which in the future adopt the Plan pursuant to the provisions of Section 7.1 hereof.

               (24) Pension Restoration Plan means the RBMG, Inc. Pension Restoration Plan, as amended and restated effective as of January 1, 1995, as amended from time to time.

               (25) Plan means the Resource Bancshares Mortgage Group, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

               (26)      Plan Committee means the committee described in
Article V hereof.

               (27) Plan Year means the twelve (12) month period beginning January 1 and ending December 31.

               (28) Primary Insurance Benefit means the monthly amount of benefits which a Participant is or would be entitled to receive at age 65, or later if his unreduced primary



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

insurance benefit commences at a later age, as a primary insurance amount under the federal Social Security Act, as amended, as determined in accordance with this subsection, whether or not he applies for such benefit, and even though he may lose part or all of such benefit through delay in applying for it, by making application for a reduced benefit, by entering into covered employment or for any other reason. The amount of such Primary Insurance Benefit to which the Participant is or would be entitled shall be estimated by the Plan Committee for the purposes of the Plan as of the January 1 of the year in which retirement or termination occurs on the following basis:

                  (1) For a Participant entitled to a Normal Retirement Benefit, on the basis of the federal Social Security Act as in effect on the January 1 coincident with or next preceding his Normal Retirement Age (regardless of any retroactive changes made by legislation enacted after said January 1); or

                  (2) For a Participant entitled to an Early Retirement Benefit, on the basis of (i) the federal Social Security Act as in effect on the January 1 coincident with or next preceding the time his employment with the Company terminates because of his early retirement (regardless of any retroactive changes made by legislation enacted after said January 1), and (ii) the benefit formula under the Social Security Act that would be applicable to him at the date his monthly benefits under the Social Security Act would equal the primary insurance amount under the Social Security Act, assuming no future compensation; or

                  (3) For a Participant who has terminated with a vested benefit on the basis of (i) the federal Social Security Act as in effect on the January 1 coincident with or next preceding the time his employment with the Company terminates (regardless of any retroactive changes made by legislation enacted after said January 1), and (ii) the benefit formula under the Social Security Act that would be applicable to him at the date his monthly benefits under the Social Security Act would equal the primary insurance amount under the Social Security Act, assuming his employment, and Earnings in effect at his termination of employment, continued to the date his monthly benefits under the Social Security Act would equal the primary insurance amount under the Social Security Act.

                  (29) Qualified Joint and Survivor Annuity means, for a married participant, a retirement benefit which equal quarterly installments are payable during the joint lifetime of the



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

retired Participant and the Participant's spouse, and under which, upon the earlier death of the retired Participant, 50% continues to be paid to the Participant's spouse for the Participant's spouse's lifetime. For a single Participant it shall mean a benefit payable in the form of an annuity for the life of the Participant.

                 (30) Retirement Plan means the RBMG, Inc. Pension Plan (effective as of January 1, 1994), as amended from time to time.

                 (31)    Service means "Service" as defined in the Retirement
Plan.

         Section 2.2. Applicable Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of South Carolina.


                                  ARTICLE III

                                 PARTICIPATION

         Section 3.1. Eligibility. No person shall become a Participant unless or until such person is or becomes an Eligible Employee. The names of the initial Eligible Employees are contained on the attached Exhibit 3.2. In addition, the Plan Committee, in its discretion, shall determine which additional Employees of the Participating Employers shall become Eligible Employees. Designation of Eligible Employees shall be made in such manner as the Plan Committee shall determine from time to time.

         Section 3.2. Designation of Participants. The names of the initial Participants of the Plan are contained on the attached Exhibit 3.2. In addition, the Plan Committee, as applicable, may designate an Eligible Employee as a Participant for the purpose of permitting such individual to become a Participant in the Plan.

                                   ARTICLE IV

                                    BENEFITS

         Section 4.1. General. The benefits to be provided by the Plan shall be determined in accordance with the provisions of the Plan subject to selected provisions of the Retirement Plan. Such benefits shall depend upon (i) the age of such Participant upon termination of employment or retirement, as the case may be, (ii) the amount of compensation of such Participant and (iii) such Participant's Creditable Service at the time such Participant separates from Service. A Participant with ten or more years of Creditable Service shall in all events be entitled to benefits under the Plan. A Participant shall elect to receive Early Retirement Benefits, Normal Retirement Benefits, or retirement benefits pursuant to Section 4.4 by giving written notice, in such form and manner as established by the Committee, to the Committee prior to the Benefit Commencement Date.

         Section 4.2.    Normal Retirement. Subject to the provisions of
Article VI, upon the Normal Retirement of a Participant such Participant shall become entitled to such Participant's Normal Retirement Benefit. Such Participant's Normal Retirement Benefit shall be expressed as an annual benefit payable as a Qualified Joint and Survivor Annuity payable for the lifetime of the Participant and the Participant's Beneficiary beginning on such Participant's Benefit Commencement Date. The total Normal Retirement Benefit payable for such period shall be payable in equal quarterly installments. Such quarterly installments shall commence on such Participant's Benefit Commencement Date and continue on the first day of each calendar quarter (January 1, April 1, July 1 and October 1) thereafter until the later of the death of the Participant or the death of the Participant's Beneficiary.

         Section 4.3. Early Retirement. Subject to the provisions of Article VI, upon the Early Retirement of a Participant such Participant shall become entitled to such Participant's Early Retirement Benefit. Such Participant's Early Retirement Benefit shall be expressed as an annual benefit payable as a Qualified Joint and Survivor Annuity payable for the lifetime of the Participant and the Participant's Beneficiary beginning on such Participant's Benefit Commencement Date. The total Early Retirement Benefit payable for such period shall be payable in equal quarterly installments. Such quarterly installments shall commence on such Participant's Benefit Commencement Date and continue on the first day of each calendar quarter (January 1, April 1, July 1, and October 1) thereafter until the later of the death of the Participant or the death of the Participant's Beneficiary.

         Section 4.4. Certain Separations From Service after a Change in Control. In the event of a Change in Control (as described in Section 6.3) and the Participant is involuntarily terminated without Cause, the acquiring company terminates the Plan, or the Participant separates from service for Good Reason, such Participant shall be vested for benefits under this Plan according to the following schedule:

Creditable Service                    Vesting Percentage
------------------                    ------------------

1                                     30%
2                                     40%
3                                     50%
4                                     60%
5                                     70%
6                                     80%
7                                     90%
8                                     100%

Upon the Participant's attaining age 62 and in the absence of the Participant's electing to receive the Optional Early Retirement Benefit (described below), the Participant shall be entitled to receive a retirement benefit equal to the Normal Retirement Benefit multiplied by the applicable Vesting Percentage. This retirement benefit shall be paid in accordance with the provisions of Section 4.2. Upon the Participant's attaining age 55, the Participant shall be entitled to elect to receive an Optional Early Retirement Benefit equal to the Early Retirement Benefit multiplied by the applicable Vesting Percentage. This retirement benefit shall be paid in accordance with the provisions of Section 4.3.

         For purposes of this section, "Cause" shall mean (i) a material breach by the Participant of the Participant's obligation to the Corporation (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interest of the Corporation and which is not remedied in a reasonable period of time after receipt of written notice from the Corporation specifying such breach or (ii) the conviction of the Participant of a felony involving moral turpitude.

         For purposes of this section, "Good Reason" shall mean the (i) Participant's determination that as a result of a change in circumstances occurring following a Change in Control significantly effecting his position, he can no longer adequately exercise his authority, power, functions or duties of his position; (ii) Participant's determination that he can no longer perform his duties by reason of a substantial diminution of his responsibilities, status, or position; or (iii) the Corporation requiring the Participant to relocate to an area 100 miles outside of the Participant's place of business as of the date of the Change in Control.

         Section 4.5.    Death Benefits.

         (a) Death After Separation from Service. In the event a Participant separates from



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

Service after becoming eligible for Normal Retirement or Early Retirement, but such Participant dies prior to such Participant's Benefit Commencement Date, the benefits payable under the Qualified Joint and Survivor Annuity shall be paid to such Participant's Beneficiary, if any, commencing on the Benefit Commencement Date. In the event a Participant entitled to benefits pursuant to
Section 4.4 dies prior to receipt of benefits under Section 4.4, the benefits shall be paid to such Participant's Beneficiary, if any, in accordance with the provisions of Section 4.5(b).

         (b) Death While in Service. In the event a Participant (having completed at least ten years of Creditable Service) dies while in Service, the Participant's Beneficiary shall be paid a death benefit equal to 50% of the Participant's Early Retirement Benefit or, if applicable, the Normal Retirement Benefit. In the event that the Participant had not yet attained age 55, the death benefit shall be equal to 50% of the Participant's Early Retirement Benefit. The death benefit provided herein shall be expressed as an annual benefit payable for life of the Beneficiary with the initial quarterly payment beginning on the first day of the calendar quarter (January 1, April 1, July 1, October 1) following the calendar quarter in which such Participant dies except that in the event the Participant had not yet attained age 55 such benefit shall not be payable until such time as the Participant would have attained age 55 but for his death. The total death benefit payable shall be payable in equal quarterly installments. Such quarterly installments shall commence on the first day of the calendar quarter following the quarter in which such Participant dies (or, in the event of a Participant dying before age 55, the date the Participant would have attained age 55) and continue on the first day of each calendar quarter thereafter until the death of the Beneficiary.

         (c) Article VI Controlling. The provisions of this Section 4.5 shall be subject to the provisions of Article VI.

         Section 4.6. Additional Payments by Corporation. In the event it is determined that any payment or distribution under this Plan would be or is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by a Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the Excise Tax), the Corporation shall make an additional payment ("Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes (any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, the Participant retains an amount equal to the Excise Tax imposed on the benefit provided under the Plan.

         All determinations required to be made under this section, including, whether and when a Gross-Up Payment is required and the amount of the Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by an accounting firm (the "Accounting Firm") selected by the members of the Plan Committee (as of the date of the Change in Control). Prior to or upon a Change in Control, the Plan Committee shall select an Accounting Firm and the Accounting Firm shall make appropriate computations of Gross-Up Payments for benefits paid and payable under the Plan after the Change in Control. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment shall be paid by the Corporation within ten days of the Participant's and the Corporation's receipt of the computation of the amount of the Gross-Up Payment (including detailed supporting calculations). If the Accounting Firm determines that no Excise Tax is payable by a Participant, the Accounting Firm shall furnish to the Participant a written confirmation that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The Participant shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment.


                                   ARTICLE V

                                 PLAN COMMITTEE

         Section 5.1. Appointment, Term of Office and Vacancy. The Plan Committee shall consist of the Chairman of the Compensation Committee of the Board of Directors, the Chief Executive Officer of the Corporation, the Vice Chairman of the Corporation, and any additional individuals appointed by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall have the absolute right to remove any member of the Plan Committee at any time, with or without cause, and any member of the Plan Committee shall have the right to resign at any time. If a vacancy in the Plan Committee should occur, from death, resignation, removal or otherwise, a successor shall be appointed by the Board of Directors of the Corporation.

         Section 5.2. Organization of Plan Committee. The Plan Committee shall designate one of the members of the Plan Committee to serve as its Chairman, one member as its Vice-Chairman and one member as its Secretary. One person may hold more than one office. The Plan Committee, as it may deem necessary for the effective performance of its duties, may designate one person as agent to act for the Plan Committee and may delegate to such agent such powers and duties, whether ministerial or discretionary, as the Plan Committee may delegate. The Plan Committee shall act by majority vote and may adopt such bylaws, rules and regulations as it deems desirable for the conduct of its affairs. The members of the Plan Committee shall serve as such without compensation.

         Section 5.3. Powers of the Plan Committee. The Plan Committee shall administer the Plan. The Plan Committee shall have all the powers to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Plan Committee shall have the power to construe and interpret the Plan and determine all questions that shall arise thereunder. It shall decide all questions arising with respect to the interpretation of the Plan and shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The decision of the Plan Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

         Section 5.4. Expenses of Plan Committee. The reasonable expenses of the Plan Committee incurred by the Plan Committee in the performance of its duties under the Plan, including without limitation, reasonable counsel fees and expenses of other agents, shall be paid by the Participating Employers.


                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

         Section 6.1. Amendment and Termination of the Plan. Except as provided in Section 6.3, the Participating Employers expressly reserve the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and to terminate the Plan for whatever reasons the Participating Employers may deem appropriate. The Management Compensation Committee shall have authority to so amend or terminate the Plan on behalf of the Participating Employers in all respects. Any such amendment or termination of the Plan shall be effected by an instrument in writing duly executed and acknowledged on behalf of the Participating Employers which amendment shall become a part of the Plan. Upon termination of the Plan the benefits accrued by each Participant as of the date of termination shall become vested in accordance with the schedule in Section
4.4 and the actuarial equivalent of such accrued benefits (utilizing the actuarial assumptions contained in Section 2.1(b)(21)) shall be paid to such Participants in a lump sum as if such Participant has separated from service immediately following the date of termination. Furthermore the Plan may not be amended to retroactively reduce or modify any Participant's accrued benefit as provided by the Plan.

         Section 6.2 Income Tax Aspects of the Plan. The Participating Employers have established the Plan and shall maintain the Plan based on certain "assumptions" regarding the income tax aspects of the Plan. Such "assumptions" include (i) the applicability of Section 451(a) of the Code to a participant's recognition of gross income as a result of participation in the Plan and (ii) the applicability of Section 404(a)(5) of the Code to the benefits paid by the Participating Employers to Participants under the Plan.

         Section 6.3. Change in Control. For purposes of this Agreement, the term "control" means the power to directly or indirectly direct or cause the direction of the management or indirectly direct or cause the direction of the management or policies of the Participating Employers. A change in control shall be deemed to have occurred for purposes of this agreement: (i) upon the merger of the Participating Employers with or into or the consolidation of the Participating Employers with another corporation where, as a result of such merger or consolidation, the shareholders of the Participating Employers immediately prior to such merger or consolidation do not own at least a majority of the voting power of the resulting or surviving corporation or the corporation whose securities were issued in connection therewith, as the case may be; or (ii) upon the sale of all or substantially all the assets of the Participating Employers; or (iii) if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Participating Employers representing 25% or more of the votes that could then be cast in an election for the Participating Employers' Board of Directors; or
(iv) if less than a majority of the members of the Participating Employers' Board of Directors during any period of 24 consecutive months continues to be composed of persons who were serving as directors at the beginning of any such 24-month period or who were persons elected as directors by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such 24-month period. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, syndicate or group shall be deemed a "person" for the purposes of this definition of "change in control." For the purposes of the definition of "change in control" of the Participating Employer, a beneficial owner of a security includes any person, who directly or indirectly, pursuant to a contract, arrangement, understanding, relationship or otherwise has: (A) voting power which includes the power to vote, or to direct the voting of, such security; and/or (B) investment power which includes the power to dispose, or to direct the disposition of, such security. For purposes of this definition of change in control, the "Participating

Employers" shall mean only Resource Bancshares Mortgage Group, Inc.


                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.1. Adoption by an Affiliated Corporation. An Affiliated Corporation may, with the approval of the Management Compensation Committee and the Board of Directors of such Affiliated Corporation, elect to adopt the Plan as of the date mutually agreeable to the Management Compensation Committee and the Board of Directors of such Subsidiary Corporation. Any such adoption of the Plan by a Subsidiary Corporation shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary Corporation.

         Section 7.2. Authorization and Delegation to the Management Compensation Committee. Each Affiliated Corporation which is or hereafter becomes a Participating Employer authorizes and empowers the Management Compensation Committee or, if applicable, the Plan Committee (i) to amend or terminate the Plan without further action by said Affiliated Corporation as provided in Article VI and (ii) to perform such other acts and do such other things as the Management Compensation Committee or Plan Committee is expressly directed, authorized or permitted to perform or do as provided herein.

         Section 7.3. Spendthrift Clause. To the extent permitted by law, no benefits payable under the Plan shall be subject to the claim of any creditor of any Participant or to any legal process by any creditor of any Participant and no Participant entitled to benefits hereunder shall have any right whatsoever to alienate, commute, anticipate or assign any benefits under the Plan.

         Section 7.4. Benefits Payable From General Assets of the Participating Employers. All benefits payable hereunder shall be paid from the general assets of the Participating Employers.

No assets of the Participating Employers shall be segregated or placed in trust pursuant to the Plan in a manner which would put such assets beyond the reach of the general creditors of any Participating Employer. The right of any Participant (or Beneficiary) to receive any benefit hereunder shall be no greater than the right of any general, unsecured creditor of the Participating Employers. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Participating Employers and a Participant (or Beneficiary). In the event the Participating Employers purchase any insurance policies insuring the life of any Eligible Employee hereunder, no Eligible Employee shall have any rights whatsoever therein and the Participating Employers shall be the sole owner and beneficiary thereof and shall possess and exercise all incidents of ownership therein.

         Section 7.5. Successors and Assigns. This agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Participating Employers shall find that any person to whom a payment is payable under this Agreement, has been adjudicated incompetent or, by reason of illness or mental or physical disability, is unable properly to handle his or her own affairs, then (unless a claim for such payment has been made by a duly appointed guardian, committee or other legal representative) such payment may be made to a relative or friend for such persons' care or support, may be paid directly to a hospital, nursing home or other creditor for such persons' benefit, or may be paid in such other manner as the Participating Employers may determine, including payment to such person himself. Any such payment shall be a complete discharge of the Participating Employers' liability hereunder for such payment.

         Section 7.6. Other Compensation. No payments under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which the Employee may be entitled under any pension plan or other arrangement which the Participating Employers may have for the benefit of its employees.

         Section 7.7. Successors in Interest. The Participating Employers will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Participating Employers or of any division or subsidiary thereof employing the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Participating Employers would be required to perform it if no such succession had taken place. Failure of the Participating Employers to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle the Employee to compensation from the Participating Employers in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

         Section 7.8 Arbitration. After the claimant has exhausted his administrative remedies provided by the Plan, any dispute or controversy arising under, or in connection with, this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         Section 7.9. Allocation of Costs of Benefits Among the Participating Employers. The cost of benefits to be provided a Participant (or Beneficiary) pursuant to this Plan shall be paid by the Participating Employer of such Participant. In the case of a transfer of a Participant between Participating Employers, the Participating Employer to whom such Participant is transferred shall assume the responsibility of the Participating Employer from which such Participant is transferred without further action, and the cost of benefits provided pursuant to the Plan shall be allocated among the Participating Employers in proportion to the benefits payable by each such Participating Employer pursuant to the Plan.

         Section 7.10. Benefits Limited to the Plan. Participation in the Plan shall not give a Participant any right to be retained in the employ of any one or more of the Participating Employers nor, upon dismissal, any right or interest in the Plan except as expressly provided herein.


                                  ARTICLE VIII

                                CLAIMS PROCEDURE

         Section 8.1     Claims Procedure.

         (a) General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing notice thereof with the Plan Committee within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Plan Committee shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Plan Committee for its consideration in rendering its decision with respect thereto. The Plan Committee shall render it decision in writing within sixty (60) days after the Claim is referred to it, and a copy of such written decision shall be furnished to the Claimant.

         (b) Notice of Decision of Committee. Each Claimant whose Claim has been denied by the Plan Committee shall be provided written notice thereof, which notice shall set forth:

               (i)       the specific reason(s) for the denial;

               (ii) specific reference to pertinent provision(s) of the Plan upon which such denial is based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

               (iv) an explanation of the procedure hereunder for review of such claim; all in a manner calculated to be understood by such Claimant.

         (c) Review of Decision of Plan Committee. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Plan Committee denying the Claim. Such review shall be by the Management Compensation Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Committee and shall be made by the written request of the Claimant or such Claimant's duly authorized representative of the Management Compensation Committee. In the event of appeal, the Claimant or such Claimant's duly authorized representative may review pertinent documents and submit issues and comments in writing to the Management Compensation Committee. The Management Compensation Committee shall review the following:

               (i) the initial proceedings of the Plan Committee with respect to such Claim;

               (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and

               (iii) such other material and information as the Management Compensation Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Committee.

The Management Compensation Committee may approve, disapprove or modify the decision of the Plan Committee, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Management Compensation Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Management Compensation Committee shall be in writing and in an manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Management Compensation Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by their duly authorized officers all as of the 20 day of May, 1998.
                                             RESOURCE BANCSHARES MORTGAGE
                                             GROUP, INC.

[CORPORATE SEAL]

ATTEST:                                      By: /s/ Edward J. Sebastian
                                                 -----------------------------
                                                 CHAIRMAN & C.E.O.
                                                 -----------------------------

/s/ John W. Currie
---------------------------
John W. Currie, Secretary

                                                 /s/ David W. Johnson, Jr.
                                                 -----------------------------
                                                 Vice Chairman
                                                 -----------------------------



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